[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

PRODUCT SCHEDULE Chikungunya lyophilized presentation (LYOPHILIZED PRODUCT)

This Product Schedule (this “Product Schedule”) is entered into as of December 16, 2022 (“Effective Date”) by and between:

(1)    VALNEVA AUSTRIA GMBH whose registered office is at Campus Vienna Biocenter 3, 1030 Vienna, Austria (“Valneva”)

(2)    IDT BIOLOGIKA GMBH, whose principal place of business is at Am Pharmapark, 06861 Dessau-Rosslau, Germany (“IDT”)

Each of Valneva and IDT shall be referred to as a “Party” herein, and together as the “Parties”

1.AGREEMENT
This Product Schedule is entered into by IDT and Valneva as envisaged by Clause 1.1 of the Master Supply and Commercial Manufacturing Services Agreement between the Parties dated November 26, 2021 (“Master Agreement”). The terms and conditions of the Master Agreement are referred towards in this Product Schedule.
This Product Schedule concerns the ordering by Valneva and the Manufacturing, Release (as defined below) and Shipment by IDT of lyophilized Product (as defined below) of Valneva’s proprietary vaccine candidate VLA1553 for Chikungunya.
In case of any conflict between this Product Schedule and the Master Agreement, the provisions of this Product Schedule shall prevail, provided that any QAA (as defined below) shall prevail for all matters concerning quality related matters pertaining to the Product.
2.DEFINITIONS
2.1“Additional Quality Parameters” shall mean quality parameters in addition to the Product Specifications (Appendix 2) which parameters are relevant for the determination whether a Product is defective. The Additional Quality Parameters are set forth in Appendix 2 and shall be tested by Valneva.
2.2“Batch” shall mean the output of a series of manufacturing steps in accordance with GMP and the Specification(s) with uniform character and quality.
2.3[***]
2.4[***]
2.5[***]
2.6“Conflict of interest” shall mean a situation where the Manufacture and performance of related Services by IDT is compromised for reasons involving family, emotional life, political or national affinity, related to the subject matter of the Master Agreement and/or this Product Schedule

2.7“Forecasted Order Quantities” means the quantities of Product to be ordered by Valneva and to be Manufactured by IDT during the Term and consists of (i) the Order Commitment, (ii) IDT’s Supply Commitment for the calendar years [***] pursuant to Clause 3.1 and (iii) IDT’s Reservation Commitment for the calendar years [***] pursuant to Clause 3.6.
2.8 “Late Delivery Fee” shall be defined in Clause 10.1.
2.9“Manufacturing Plan” means the plan of Manufacture of the Product in the years 2022 through 2025 and is equivalent to the Supply Commitment as set forth in Appendix 1.
2.10“Minimum Yield” shall be defined in Clause 5.2.
2.11“Order Commitment” means the [***] period preceding the applicable date of Manufacture set forth in the Manufacturing Plan or in any agreed Forecast.
2.12“Price” means the price for the Products as set out in Clause 11.1 to this Product Schedule.
2.13“Product” shall mean the formulated (i.e. the lyophilized), filled and visual inspected Valneva Material Manufactured in accordance with and conforming to the Specifications and the Additional Quality Parameters set forth in Appendix 2 attached hereto.
2.14“QAA” means the Quality Assurance Agreement entered into between the Parties and effective as of 28 November 2022, defining the Parties’ responsibilities of and to the interaction between the Parties with respect to quality assurance practice requirements and the good manufacturing practice requirements relating to the Manufacturing of the Product in accordance with GMP (including EU and US GMP guidelines).
2.15“Reservation Commitment” shall be defined in Clause 3.6.
2.16“Shipment” shall be defined in Clause 7.
2.17[***]
2.18“Supply Commitment” shall mean the manufacture of Product by IDT in accordance with the manufacturing slots set forth in the Manufacturing Plan (Appendix 1).
2.19“Valneva Material” shall have the meaning set forth in Clause 4.1.
Any capitalized terms used but not defined in this Project Schedule shall have the meanings ascribed to them in the Master Agreement
3.FORECASTING, SUPPLY COMMITMENT AND FORECASTED ORDER QUANTITIES
3.1Forecasting: The Parties amend Clause 2.1 of the Master Agreement and agree on the following:
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3.2Forecasting of Excessive Amounts. The Parties further agree to amend Clause 2.1 of the Master Agreement as follows: Any amounts in excess of the Order Commitment or for the Manufacturing of Product beyond the Manufacturing Plan, the Reservation Commitment or the Forecasted Order Quantities shall also be set forth in the [***] Forecast referred to in Clause 3.1 (ii) above.

3.3Within [***] Business Days after receipt of the [***] Forecast set forth in Clauses 3.1 ii) and 3.2 above, IDT shall confirm each such [***] Forecast which complies with this Product Schedule and the Master Agreement provided that it (i) complies with the Forecasted Order Quantities, or (ii) IDT has available resources to Manufacture Products in excess of the Forecasted Order Quantities and, (iii) with regard to the distribution of the manufacturing of the total number of Batches throughout the relevant year, the requirements set forth by Valneva in each [***] Forecast comply with IDT’s capacity planning. If the Forecast does not comply with IDT’s planning, IDT will discuss with Valneva possible manufacturing slots and, following the discussion, confirm the Forecast with amendments to the manufacturing time. If IDT has no additional resources available it will only refuse the [***] Forecast to the extent the Products are in excess of the Forecasted Order Quantities.
3.4[***].
3.5Supply Commitment: In accordance with Clause 4.3 of the Master Agreement, IDT firmly commits to Manufacture, reserve capacity and supply Valneva with Product in the amounts set forth in Appendix 1 and as otherwise forecasted by Valneva and confirmed by IDT in accordance with Clauses 3.1ii and 3.2 above. IDT shall retain and employ personnel and authorized subcontractors who have the experience, skill, diligence, and expertise necessary and appropriate to standards and service levels required under this Product Schedule.
3.6Reservation Commitment: [***], IDT firmly commits to reserve manufacturing slots for the number of Batches and supply Valneva with Product as set forth in Appendix 1. The Parties acknowledge and agree that the Manufacture of the Product will be provided in Campaigns unless otherwise set forth in a Forecast confirmed by IDT.
3.7Forecasted Order Quantity: Subject to Clause 3.8 below, in accordance with Clause 5.2 of the Master Agreement, Valneva shall order the Product in accordance with the Order Commitment corresponding to the Supply Commitment and the Reservation Commitment.
3.8Cancellation of [***]: Valneva shall have the right to cancel [***].
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3.9Purchase Orders: Valneva shall issue purchase orders in accordance with Clause 3.1 of the Master Agreement corresponding to the amounts of Product pursuant to the Order Commitment not later than [***] prior to the Shipment of the Product. For the sake of clarity, if Valneva does not provide a Purchase Order according to this provision, IDT shall not manufacture the relevant Batch and the Order Commitment shall be deemed cancelled, provided that IDT shall send a reminder if IDT does not receive the Purchase Order as expected.
3.10Available Slots: [***] Valneva shall provide IDT with an Order if Valneva wishes to order excessive amounts of Product within [***] calendar days after receipt of notice of such available slot. Any confirmed excessive amounts shall also be included in the Forecasting procedure set forth in Clause 3.2 above.
3.11Outbreaks: The Parties acknowledge that Valneva has entered into a funding agreement with the Coalition of Epidemic Preparedness Innovation (“CEPI Agreement”) aiming to accelerate regulatory approval of Valneva’s proprietary Chikungunya vaccine candidate VLA1553, secure supply of the Chikungunya vaccine in regions where outbreaks occur and, support WHO prequalification to facilitate broader access in lower- and middle-income countries (“CEPI Purpose”).

To support the CEPI Purpose, Valneva shall notify IDT in the event of an outbreak of Chikungunya or if there is an increased outbreak preparation need in any country of the world (“Outbreak Notice”). Upon Valneva’s request IDT is committed to use commercially reasonable efforts to support Valneva to comply with the CEPI Purpose. The Parties shall discuss in good faith (i) opportunities to increase the Manufacture and supply of Product in excess of the Order Commitment, (ii) additional Product development at Valneva’s expense or (iii) other activities, including providing reasonable support to Valneva in connection with Valneva’s pursuit of regulatory approvals and licensure to the extent not already obtained.
4.VALNEVA MATERIAL
4.1Valneva Material: Valneva shall provide IDT with its proprietary VLA1553 Drug Substance (“Valneva Material”) [***] prior to the planned Manufacture according to Appendix 1 and the Forecast by IDT [***]. Valneva, [***], shall supply Valneva Materials to IDT in accordance with this Product Schedule and the Master Agreement. [***]
4.2With each provision of Valneva Material Valneva shall provide IDT with a Certificate of Analysis including but not limited to [***].
4.3Consumption Report: On the date of finalization of the Manufacture of a Batch, and in any event not later than [***] Business Days after completion (dispatch packaging), IDT shall provide Valneva with a report (“Consumption Report”) including the amount of Valneva Materials used during the Manufacture together with the actual Product in doses (“Actual Yield”) of such a Batch.
4.4Stock Report: At the [***] Business Day of each calendar month, IDT shall provide Valneva with a stock report (showing the end of month inventory value) both in Excel and pdf. format listing all Valneva Material including batch number, quantity, material number and status (bulk, in process, filled, released) that remains at IDT. Such stock report shall be sent to the email address: [***].
4.5 IDT Valneva Material Forecast, Section 8.1 of the Master Agreement: The Parties agree that IDT shall not provide a Forecast for the Valneva Material according to Section 8.1 of the Master Agreement. Valneva shall provide the Valneva Material in accordance with Section 4.1.
4.6[***].
4.7[***].
5.MANUFACTURING AND MINIMUM YIELD
5.1Manufacturing Requirements: IDT shall Manufacture the Product in accordance with the requirements set forth in the Master Agreement, the Product Specifications set forth in Appendix 2 as may be updated in accordance with Clause 25.6 of the Master Agreement following final approval by the Food and Drug Administration (“FDA”), Manufacturing Specifications, QAA and in accordance with GMP. The Product shall comply with the Specifications set forth in Appendix 2. Both Parties acknowledge that these Specifications may need to be revised post requests by regulatory authorities as part of the regulatory approval process of the Product. Any change in Specifications will follow the Change Control process defined in the QAA, Clause 25.6 of the Master Agreement and shall be incorporated herein by reference hereto.
5.2Minimum Yield: IDT shall Manufacture not less than [***] (“Minimum Yield”). [***] Valneva shall have the right, at its own discretion, to request either the destruction of, or Shipment to Valneva of such a Batch in Non-Conformance due to not meeting the Minimum Yield. If Valneva chooses the Shipment of such a defective Batch, it shall pay the Price for the vials of such Batch in accordance with Section 13.1 c.
6.RELEASE AND RELEASE TIMELINES
6.1Quality Release Testing: IDT shall perform quality release tests as set forth in Appendix 2.
6.2Additional Quality Parameters: Valneva shall perform quality tests as set forth in Appendix 2.
6.3Timelines: IDT shall perform the tests and Release the Product within [***] working days after the finalization of the Manufacture. Valneva shall perform the tests according to Clause 6.2 within the same period of time. For the sake of clarity, with the QP Release Statement IDT confirms the Manufacturing in accordance with the Manufacturing Specifications and the compliance of the Product with the Product Specifications.
7.SHIPMENT
7.1Time of Shipment: The Parties agree that IDT shall Ship the Products within [***] working days after the Release unless Valneva informs IDT about a confirmed non-conformity of the Product with the Additional Quality Parameters.
7.2Release Documentation: IDT shall provide the IDT QP Release documentation as set out in the QAA [***] prior Shipment.
7.3Product Ready for Shipment: For clarity, IDT shall Ship the Products to Valneva ready for sale/export with the necessary documentation, in accordance with the applicable Incoterms; it being understood that the IDT QP Release documentation is available on the date of Shipment.
7.4Terms of Shipment: Furthermore, the following terms apply to Shipment:

Incoterms 2020	[***]
7.5Risk and Title: Risk in the Products shall pass to Valneva in accordance with Clause 7.4. Title and ownership shall transfer at the same time as risk.
8.PRODUCT RECALL
8.1Recall Procedure: In addition to Clause 11 of the Master Agreement, which is incorporated herein by reference hereto, the following apply:
The decision to initiate a Recall or to take other corrective action, if any, with respect to the Product will be made by Valneva. In case of a recall, IDT undertakes to assist Valneva in the recall process, as appropriate, having regard to Applicable Laws, and especially (a) the EU Guidelines for Good Manufacturing Practice for Medicinal Products for Human Use and Veterinary Use – Part 1 – Chapter 8 “Complaints, Quality Defects and Product Recalls” and (b) the compilation of Community procedures on inspections and exchange information in the meaning of article 3 (1) of the Commission Directive 2003/94/EC of 8 October 2003 laying down the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use.
9.TERM AND TERMINATION OF PRODUCT SCHEDULE
9.1Term: This Product Schedule shall enter into effect on the Effective Date and shall remain in effect until 31 December 2029 (“Initial Term”). Thereafter, this Product Schedule will automatically renew [***], (ii) unless the Product Schedule is otherwise extended, modified or sooner terminated as permitted under the Master Agreement, or (iii) in accordance with Clause 10.2 below. The Parties acknowledge and agree that, unless otherwise agreed, the Master Agreement shall be amended to remain in effect during such a Renewal Term.
9.2Continued Performance: In case of termination by IDT in accordance with Clauses 19.5 of the Master Agreement and in case Valneva disputes such termination in good faith, without waiving any potential rights to effectively terminate this Product Schedule due to a material breach of Valneva, IDT shall be obliged to continue the Manufacturing and supply Product to Valneva in accordance with the Supply Commitment and/or any Forecast in accordance with the terms of this Product Schedule until the dispute is resolved by the Parties.
9.3Consequences of termination: If this Agreement is terminated by any of the Parties, except for a termination by IDT in accordance with Clauses 19.5 of the Master Agreement, then in addition to any other remedies, [***]. The Product shall be Manufactured in accordance with the Product Specifications and terms of this Agreement, at the Price in force at the time of termination of this Agreement.
10.FAILURE, NON-CONFORMANCE, SHORTAGES AND DELAYS
10.1Delays in the Manufacturing and Liquidated Damages: The Parties amend Clause 4.3 of the Master Agreement and agree to the following: If IDT fails to Ship Product in accordance with this Agreement, in particular the Manufacturing Plan and its Supply Commitment or the Forecast and Purchase Order, [***].
10.2Information Rights: In case IDT is in default with the Shipment of [***], Valneva shall have the right to request from IDT appropriate evidence that IDT has still reserved sufficient capacity for the proper and timely fulfilment of its manufacturing and supply obligations under this Agreement. [***]
10.3Remedies due to Non-Conformance: [***].
10.4Performance: IDT shall not be released from performing its obligations under this Agreement nor shall it claim that its obligations under this Agreement should be limited or reduced or excluded in any manner and in any circumstances on the grounds that Valneva exercises any of its rights under this Agreement. IDT further agrees to proceed diligently with the performance of its obligation under this Agreement, including the Shipment of Product, pending resolution of any dispute, unless otherwise instructed by Valneva. IDT shall have no right of retention with respect to Valneva’s right for supply with Product under this Agreement, unless (i), Valneva unreasonably rejects IDT’s right of retention, (ii) IDT’s claims are undisputed or (iii) have been granted by way of a final or enforceable court judgment or arbitral award.
11.PRICE AND PAYMENT
11.1Price: The Price of Product shall be set forth in in Appendix 3, subject to adjustments pursuant to Clause 11.4 and Clause 11.5. [***].

11.2[***].
11.3Payment Terms: The following terms apply to the Price and payment for the Products:

Payment Period	Payments shall be made in accordance with the Master Agreement
Invoice Currency	Euro
Invoice Address	[***]
IDT Bank Account	[***]
11.4Price Adjustment: [***] Written Notice of increases or decrease to the Price will be sent by IDT to Valneva. [***] IDT shall send a Notice to Valneva determining such price increase and must include in each such Notice documentation evidencing the year-over-year percentage price increase and, additionally, provide transparent evidence of Price changes for Valneva’s financial review. In the event of the amount that IDT must pay to Third Party suppliers (including all discounts and credits) of one or more of the Raw Materials has instead decreased, the same principle shall apply for such decrease and the reduction of Price.
12.REGULATORY SUPPORT
The Parties agree that, upon Valneva’s request and subject to Part D of the Master Agreement IDT shall provide regulatory support services consisting of the provisions of data and documents pertaining to the Manufacturing of Product to support finalization of the initial Product registration (Marketing Authorization) in the US or EU.
13.MISCELLANEOUS
Interim Relief: Without prejudice to Clause 22.12 of the Master Agreement, the arbitral tribunal shall have the power to grant any remedy or relief that it deems appropriate, whether provisional or final, including conservatory relief and injunctive relief, and any such measures ordered by the arbitral tribunal may, to the extent permitted by applicable law, be deemed to be a final award on the subject matter of the measures and shall be enforceable as such. Nothing herein shall affect either party’s right to apply to court of competent jurisdiction an injunction for performance or other remedy available for a breach of any provision of this Product Schedule.
Signature page follows

Execution

This Product Schedule is executed by the authorised representatives of the Parties as of the Effective Date.

SIGNED for and on behalf of Valneva Austria GmbH	SIGNED for and on behalf of IDT Biologika GmbH
By:	By:
Name: [***]	Name: [***]
Title: [***]	Title: [***]
Date:	Date:

SIGNED for and on behalf of Valneva Austria GmbH
By:
Name: [***]
Title: [***]
Date:

Appendix 1 – Manufacturing Plan, Supply Commitment, Reservation Commitment

1.Supply Commitment/Manufacturing Plan

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2.Reservation Commitment

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Appendix 2

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Appendix 3 – Price of Product

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